                              AMENDMENT AND WAIVER


      THIS AMENDMENT AND WAIVER (this "Agreement"), dated as of June 10,1998, by and among IRON DYNAMICS, INC., an Indiana corporation (the "Borrower"), the lenders listed on the signature pages hereof and MELLON BANK, N.A., a national banking association, as agent for the Lenders under the Credit Agreement referred to below (the "Agent").


                                    RECITALS:

      WHEREAS the Borrower, certain lenders, the Agent and Mellon Bank, N.A., as Issuing Bank entered into a Credit Agreement, dated as of December 31, 1997, (the "Credit Agreement") pursuant to which the Lenders have agreed to extend credit to the Borrower;

      WHEREAS, the Borrower has requested to the Lenders to make certain amendments to the Credit Agreement and to waive certain conditions of lending under the Credit Agreement and the Required Lenders are willing to do so to the extent provided herein;

      WHEREAS, capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

      NOW; THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby agree as follows:

      Section 1. Amendments. It is the intention of the Required Lenders that the lenders to SDI be permitted to retain the security interest granted by SDI in the shares of the Borrower which are owned by SDI. Accordingly, (i) the definition of the term "Change of Control" appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase "in effect only prior to the Closing Date," appearing therein and inserting in lieu thereof the phrase "in effect prior to and after the Closing Date," and (ii) section 4.01(c)(viii) of the Credit Agreement is hereby amended by deleting the words "and any security interest in the stock of IDI" appearing therein. Further, the Borrower will obtain its electric power through SDI's utility contract and, accordingly, the Credit Agreement is amended by deleting Section 4.02(k) thereof.

      Section 2. Additional Amendments. (a) Section 1.01 of the Credit Agreement is amended by adding thereto, in appropriate alphabetical sequence, the following definition:

      "Lease" shall mean the Lease, dated as of June 10, 1998, from SDI to IDI, recorded in the office of the recorder of DeKalb County, Indiana.


      (b) Section 1.01 of the Credit Agreement is amended by adding as an additional sentence at the end of the definition of the term "Loan Parties" the following:


            The terms "Loan Party" and "Loan Parties" shall also include, with respect to the Mortgage, SDI.

      (c) Section 1.01 of the Credit Agreement is amended by inserting in the definition of the term "Project Agreement", immediately after the words "the SDI Offtake Agreement," appearing therein, the words "the Lease,".

      (d) Section 4.01(a) of the Credit Agreement is amended by inserting, immediately after the words "all of the other Loan Documents" appearing therein and before the comma following such words, the phrase "(other than the Letter of Credit Agreement, the delivery of which shall be a condition to the issuance of the first Letter of Credit hereunder)".

      (e) Section 4.01(c)(i) of the Credit Agreement is amended to read in its entirety as follows:

            (i) Executed copies of the Lease and executed copies of one or more Mortgages, duly executed on behalf of the Borrower and SDI, in substantially the form of Exhibit J hereto (collectively, as amended, modified or supplemented from time to time, the "Mortgage", it being understood that references herein to the mortgagee under the Mortgage shall mean either or both of the Borrower and SDI, as the context may require).

      (f)   Section 5.01(a) of the Credit Agreement is amended by:

            (i) inserting in the first sentence thereof, after the phrase "within 90 days" appearing therein, the phrase "(160 days in the case of the fiscal year ended December 31, 1997)"; and

            (ii) inserting in the second sentence thereof, after the words "Such financial statements", appearing at the beginning thereof, the phrase "(commencing with the statements for the fiscal year ending December 31, 1998)".


      (g) Section 5.01(b) of the Credit Agreement is amended by inserting in the first sentence thereof, after the phrase "within 60 days" appearing therein, the phrase "(70 days in the case of the fiscal quarter ended March 31, 1997)".


      (h) Section 5.01(c) of the Credit Agreement is amended by deleting the phrase "within 30 days after the close of each month" and substituting therefore the phrase "within 30 days (40 days in the case of April of 1998) after the close of each month (commencing with April of 1998)".


      (i) Section 5.01(d) of the Credit Agreement is amended by inserting, after the words "Each set of financial statements delivered pursuant to Section 5.01 (a) hereof" the phrase "(commencing with the statements for the fiscal year ending December 31,1998)".


      (j) Section 7.01(p) of the Credit Agreement is amended by inserting therein, immediately after the words "of its obligations under", the words "the Lease,".


      (k) Schedule 3.26 to the Credit Agreement is hereby amended to read as set forth on Schedule 3.026 attached to this Agreement.


      (l) Exhibit J to the Credit Agreement is hereby amended to read in its entirety as set forth on Exhibit J attached hereto.

      Section 3. Limited Waiver of Section 4.02(i). Section 4.02(i) of the Credit Agreement provides, as a condition of lending with respect to Loans made during the Term Loan Commitment Period, that each Future Project Agreement described on Schedule 3.27 to the Credit Agreement as being expected prior to the initial Term Loans shall have been executed and delivered and the Borrower shall have complied with the conditions of section 5.15 of the Credit Agreement with respect thereto. The Borrower confirms that it has advised the Lenders and the Agent that the Borrower has determined that it is not necessary or desirable that execution of a limestone supply agreement, a baghouse dust disposal agreement or a slag processing agreement (each of which is also described on Schedule 3.27) be accomplished until a later date. Accordingly, the Required Lenders hereby waive the condition of lending in Section 4.02(i) solely with respect to each of such three agreements, but only until such time as the Borrower believes that it is necessary or desirable to enter into such agreement in order to comply with Section 5.14 of the Credit Agreement, relating to construction of the Project.

      Section 4. Limited Waiver of Section 4.01(b)(i)(c). Section 4.01(b)(i)(c) of the Credit Agreement provides, as a condition of lending with respect to the initial Loans or Letter of Credit under the Credit Agreement, that the Agent shall have received Consents to Assignment of Contracts, in substantially the form of Exhibit N to the Credit Agreement, with respect to the contracts listed on Schedule 4.01(b) to the Credit Agreement. The Borrower has advised the Lenders that, while such Consents with respect to a majority of such contracts have been received and delivered to the Agent, such Consents with respect to several of such contracts are still the subject of negotiation because the respective other parties to such contracts have objected to one or more provisions of such Exhibit N. Accordingly, the Required Lenders hereby waive the condition of lending in Section 4.01(b)(i)(c) with respect to the Loans to be made on the Closing Date, provided, however, that, and the Borrower agrees that, the condition set forth in Section 4.01(b)(i)(c) shall be a condition to the making of any Loans (and the issuance of Letters of Credit) on or after June 30, 1998 and to any Loans (or Letters of Credit) which would cause the aggregate principal amount of Loans and Letters of Credit outstanding under the Credit Agreement to exceed $15,000,000.

      Section 5. Limited Waiver of Section 4.01(v) and Section 4.02(a).
Section 4.01(v) of the Credit Agreement provides as a condition of the initial Loans under the Credit Agreement that the Borrower shall have received a commitment for the Utility Loan and at least $650,00 in proceeds thereof shall have been advanced. Section 4.02(a) makes the receipt of such $650,000 a condition to subsequent
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Loans. The Borrower confirms that it has advised that while such a commitment has been received, such commitment is subject to public utility commission approval and no such proceeds will be advanced by the Closing Date. Accordingly, subject to receipt by the Agent on or before the Closing Date of a written agreement from SDI, in form satisfactory to the Agent, to the effect that SDI will, if the Utility Loan is not funded, make advances up to an aggregate amount of $6,500,00 at such times as advances from SDI to be subordinated to the Loans under the Credit Agreement in a manner reasonably satisfactory to the Agent, and subject to receipt by the Borrower of a $650,00 loan from SDI (which loan may be repaid with the proceeds of the Utility Loan), the Required Lenders hereby waive the condition of Section 4.01(v). So long as SDI continues to honor such agreement, the Required Lenders hereby waive the condition of Section 4.02(a) with respect to $650,000 in proceeds of Utility Loan. For purposes of Section
6.03 of the Credit Agreement, Indebtedness of the Borrower to SDI incurred pursuant to such agreement with SDI shall be deemed to be Indebtedness incurred pursuant to the Utility Loan.

      Section 6. Authorization to Agent with Respect to Utility Loan. The Lenders hereby authorize the Agent to release from the Lien of the Security Documents the personal property (described on Schedule 1.01F hereto) which will be collateral for the Utility Loan or, to the extent consistent with the documentation for the Utility Loan, to enter into a subordination agreement subordinating the Lien of the Security Documents in such property to the Lien securing the Utility Loan.

      Section 7. Direction to Agent. The Required Lenders hereby direct the Agent to execute and deliver this Agreement.

      Section 8. Miscellaneous. (a) This Agreement shall become effective upon execution and delivery hereof by the Required Lenders, the Borrowers and the Agent.

      (b) The Credit Agreement, as amended or modified by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect. From and after the date thereof, all references to the "Agreement" in the Credit Agreement and in the other Loan Documents shall be deemed to be references to the Credit Agreement as amended by this Agreement.

      (c) This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

      (d) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

Iron Dynamics, Inc.

By: /s/
    ----------------------------------
    Tracy Shellabarger
    Secretary


Mellon Bank, N.A., as Lender,
      As issuing Bank and as Agent

By: /s/
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    John K. Walsh
    Vice President


Kreditanstalt fur Wiederaufbau

By: /s/
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    Norbert Vay
    Vice President

By: /s/
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    Vera Voelkel
    Senior Project Manager


Comerica Bank

By: /s/ undecipherable
    ----------------------------------


National City Bank, Indiana

By: /s/ undecipherable
    ----------------------------------


Fort Wayne National Bank

By: /s/
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    Gerald Witt
    Senior Vice President


LaSalle National Bank

By: /s/ undecipherable
    ----------------------------------